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                                                                    Exhibit 3.70

                            ARTICLES OF INCORPORATION

                                       OF

                                TXI POWER COMPANY

                                   Article one

          The name of the corporation is TXI POWER COMPANY.

                                   Article Two

          The period of the Corporation's duration is perpetual.

                                  Article Three

          The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  Article Four

          The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares with a par value of $1.00 per share.

                                  Article Five

          The corporation shall not commence business until is has received for the issuance of shares consideration of the value of a stated sum which shall be at Least One Thousand Dollars ($1,000.00).

                                   Article Six

     The street address of the initial registered office of the Corporation is 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT Corporation Systems.

Articles of Incorporation of TXI Power Company                            Page 1

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                                  Article Seven

          The number of Directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the members or until their successors are elected and qualified are:

          Larry L. Clark    1341 W. Mockingbird Lane #700W
                            Dallas, Texas 75247

          James B. McCraw   1341 W. Mockingbird Lane #700W
                            Dallas, Texas 75247

          Robert C. Moore   1341 W. Mockingbird Lane #700W
                       Dallas, Texas 75247

                                  Article Seven

          The name and street address of the person incorporating the corporation is:

                  Julie H. Fundling
                  1341 W. Mockingbird Lime #700W
                  Dallas, Texas 75247

                                                    Incorporator:


                                                    /s/ Julie H. Fundling
                                                    ----------------------------
                                                    Julie H. Fundling

Articles of Incorporation of TXI Power Company                            Page 2

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STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     I, a Notary Public, do hereby certify that on this 31st day of August, 2000 personally appeared before me JULIE H. FUNDLING, who being by me first duly sworn, declared that she is he person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                    /s/ Gwynne E. Herrick
                                                    ----------------------------
                                                    Gwynne E. Herrick
                                                    Notary Public in and for the
                                                    State of Texas

My Commission Expires:

                  --------------------------------
[SEAL]                   GWYNN E. HERRICK
                           Notary Public
                          STATE OF TEXAS

                      My Comm. Exp. 09/02/2000
                  --------------------------------

Articles of Incorporation of TXI Power Company                            Page 3